Exhibit 10.51

Collection and Payment Agency Service Agreement

Party A: Ganzhou Happy Life Network Microcredit Co., Ltd.

Address: 13/15 F, No. 222, Huizhong Beili, Chaoyang District, Beijing

Contact Person:

Email:

Telephone:

Party B: Alipay (China) Internet Technology Co., Ltd.

Address: 2F, Block B, Dragon Times Plaza, 18 Wantang Road, Hangzhou City

Contact Person:

Email:

Telephone:

WHEREAS:

Party A is a duly incorporated and validly existing independent legal entity, and Party A wishes Party B to perform collection and payment agency services for Party A; and

Party B is a non-bank payment institution established with approval from the People’s Bank of China;

NOW THEREFORE, Party A and Party B, through friendly negotiation, have reached and entered into the agreement as follows:

Article I    Definition

Unless otherwise required in the context, the terms used herein shall have the following meaning, respectively:

1.    “Deduction Service” refers to Party B’s deduction of a certain amount from Party A’s designated bank account for payment, as entrusted by Party A. Please see Exhibit 1 for Party A’s designated bank account for payment.

2.    “Payment Agency Service” refers to Party B’s transfer of the deducted amount from Party A’s designated bank account for payment to the designated client account, as entrusted by Party A.

3.    “Collection Agency Service” refers to Party B’s collection and transfer of a certain amount from the designated client Alipay account to Party A’s designated receiving bank account, as entrusted by Party A. Such amount collected by Party B will be transferred to Party A’s designated receiving bank account. Please see Exhibit 2 for detailed information of such account.

4.    “Payment Instruction” refers to the complete, accurate, irrevocable and enforceable payment instruction issued by Party A or Party A’s authorized person to Party B.

Article II    Scope of Service

1.    Party A entrusts Party B to perform Deduction and Payment Agency Services, i.e., Party B shall deduct and transfer a certain amount from Party A’s designated bank account for payment to the designated client account pursuant to the Payment Instruction issued by Party A or Party A’s authorized person.

2.    Party A entrusts Party B to perform Collection Agency Service, i.e., Party B shall collect and transfer a certain amount from the designated client Alipay account to Party A’s designated receiving bank account.

Article III    Party A’s Rights and Obligations

1.    Party A shall ensure that for the entire term of this Agreement, it has all authorizations, licenses, approvals and qualifications required for its operation, and execution and performance of this Agreement. Party A shall furnish Party B with information of Party A’s identity and operation, including but not limited to various licenses, permits and administrative approvals required for Party A’s operation. In case of any change to the said information, Party A shall promptly furnish Party B with updated information in writing. Party B may act in full reliance on the pre-change information prior to verification of the updated information, and Party A shall assume on its own any and all risks arising therefrom. In addition, Party A shall bear any and all risks and liabilities arising from any delivery by mistake, lack of clarity, inaccuracy, untruth, delay and incompleteness of the said information.

2.    Party A acknowledges and agrees that Party B performs the Deduction and Payment Agency Services hereunder for Party A, subject to Party A’s designated payment bank’s opening to Party B’s deduction service, and that Party A shall separately apply to Party A’s designated payment bank for activating deduction service; and further, that it is subject to the rules of collection and payment services and other businesses of Party A’s designated payment bank whether Party B could perform Collection and Payment Agency Services.

3.    Party A acknowledges and agrees that Party B may perform the Collection Agency Service hereunder for Party A only upon Party A’s obtaining of designated client’s sufficient authorization. If any client files complaint as a result of Party A’s failure to obtain such client’s authorization, Party A shall be responsible to resolve the issue and relieve Party B from any liability arising therefrom; and Party A shall indemnify and hold Party B harmless from and against any loss resulted therefrom to Party B.

4.    Party A shall ensure the compliance and regularity of its own services, and shall be independently liable for any complaint, refund, settlement of dispute, penalty etc. arising from any default, infringement, breach of law and irregularity in Party A’s operating activities. Party A shall fully compensate any of Party B’s losses as a result thereof, and Party B shall have the right to early terminate this Agreement.

5.    Party A shall perform its anti-money-laundering obligations in accordance with laws and regulations as well as regulatory requirements, and shall actively cooperate with Party B in performing anti-money-laundering obligations. In addition, Party A shall actively cooperate with Party B in implementing relevant regulatory requirements, including but not limited to perambulation inspection and cooperative investigation.

Article IV    Party B’s Rights and Obligations

1.    Party B shall comply with Administrative Measures on Online Payment Services Provided by Non-Bank Payment Institutions, Administrative Measures on Bank Card Acquiring Business, among other requirements, and shall perform the services contemplated hereunder in accordance with laws.

2.    Party B shall conduct prima facie examination only to a Payment Instruction, and no liability shall be imposed upon Party B for any failure of implementation or any implementation error of a Payment Instruction due to any reason not attributable to Party B.

3.    Party B shall not be liable for its failure to implement or completely implement the Payment Instruction due to any of the following reasons; provided that Party B shall inform Party A of the operation status of Payment Instruction.

(1)	the Payment Instruction is unclear, unrecognizable in its code, incomplete or is delivered in a form other than that required by Party B;

(2)	the balance available of the designated client Alipay account or of Party A’s designated payment bank account is insufficient, or the amount to be transferred exceeds the payment quota required by regulatory authority, Party B or the bank;

(3)	the designated client Alipay account or Party A’s designated payment bank account is frozen or blocked from transferring by operation of law;

(4)	the designated client Alipay account or Party A’s designated payment bank account is abnormal for unknown reasons;

(5)	Any other circumstances provided for in this Agreement.

4.    No liability shall be imposed upon Party B, if Party B is not able to perform its services normally for any of the following reasons:

(1)	Party B’s shutdown of system for maintenance or upgrade;

(2)	typhoon, earthquake, flood, thunderbolt, terrorist attack or other force majeure;

(3)	breakdown of the communication line or power supply circuit of Party B’s system;

(4)	virus, Trojan, malware attack, network congestion, unstable system, device or system breakdown, communication breakdown, power failure, bank’s reasons, defects in third-party’s services or act of government etc..

5.    Party B shall perform its anti-money laundering obligations in accordance with laws and regulations and regulatory requirements.

Article V    Liability for Breach of Contract

Unless otherwise specified herein, either party that breaches any provision of this Agreement shall indemnify the other party from any direct loss arising therefrom, including but not limited to any loss resulted from an administrative penalty. No party shall be held liable for the other party’s any indirect loss, including but not limited to any personal injury, loss of profit, loss of income, interruption of business operation.

Article VI    Termination

1.    In event of any of the following, the non-breaching party shall have the right to terminate this Agreement immediately and claim liability for breach of contract against the breaching party:

(1)	a party breaches any provision of this Agreement or defaults on relevant obligations, and fails to rectify such breach or default within seven days upon receipt of the other party’s written notice of the same.

(2)	a party is in material breach of this Agreement so that the purpose of this Agreement cannot be effected.

2.    In event of any of the following, this Agreement shall be terminated immediately and no liability will be imposed upon either party for breach of contract.

(1)	the parties do not renew this Agreement upon expiration of the term of this Agreement, or the parties otherwise agree to early terminate this Agreement through negotiation.

(2)	during the term of this Agreement, this Agreement cannot be performed due to any law or regulation, or any order or policy issued or amended by relevant national authority.

(3)	during the term of this Agreement, either party terminates this Agreement on the basis of performance of this Agreement and/or business adjustment, by giving a 10-day prior written notice to the other party.

3.    Any right or obligation generated prior to the termination of this Agreement shall continue to be performed by the parties.

Article VII    Notice and Service of Process

1.    Unless otherwise specified herein, any and all notices involved hereby shall be written in Chinese and delivered by hand (including by courier), by registered mail, via facsimile or email, or via Alipay internal message. Unless any address for notice is altered by giving a prior written notice, any and all notices shall be delivered to the addresses and with attention to the contact persons first written above herein.

2.    If a party wishes to alter the said contact information, such party shall notify the other party in writing prior to such alteration; otherwise, any information or document sent by the other party to the address or contact set forth herein shall be deemed to have been validly delivered.

Article VIII    Term of this Agreement

This Agreement shall be effective since it is affixed with Party A’s and Party B’s common seals or special seals for contract and executed by their respective legal representatives or authorized signatories, for a term of one year. Unless either party informs the other party in the notice manner specified herein within 30 days prior to the expiration of the term and each successive term of this Agreement that it will not renew this Agreement, this Agreement shall automatically renew for a term of one year, provided that this Agreement may not be renewed for more than three (3) times.

Article IX    Confidentiality

1.    The parties covenant to assume obligations of confidentiality for any business secret disclosed for performance of this Agreement, including but not limited to the content of this Agreement and any supplemental agreement, any other document or information generated in the process of cooperation, and any such document or information, registered user information and financial information, technical information, operation information, customer information as obtained by a party from the other party or any of such other party’s affiliates, and shall be obliged to take all measures necessary to protect the received information from being disseminated, distributed, disclosed, reproduced, misused, or accessed by irrelevant persons.

2.    The parties covenant to continue to owe obligations of confidentiality under this clause after termination of this Agreement. Either party may claim damages against the other party for any loss arising from such other party’s leakage of business secret intentionally or by negligence.

3.    No liability shall be owed by the disclosing party, if any business secret is further disclosed with the owner party’s written consent or due to any national, administrative or judicial statutory requirement, or, if any business secret that has been known to the public is disclosed.

Article X    Dispute Resolution

The interpretation and operation of this Agreement as well as any dispute in relation thereto, shall be governed by the laws of the People’s Republic of China. Any dispute arising during performance of this Agreement shall be resolved through amicable negotiation in the principle of mutual benefit. If such dispute cannot be resolve through negotiation, either party may bring lawsuit before the local people’s court of the domicile of the other party.

Article XI    Miscellaneous

1.    This Agreement shall constitute the entire agreement between Party A and Party B, and supersede all prior agreements between the parties, whether oral or written (including emails and facsimiles). Any modification or supplement to this Agreement shall be made and may take effect only in the form of a supplemental agreement affixed with the parties’ seals.

2.    If any provision or provisions of this Agreement is held invalid, illegal, unenforceable or impossible to be performed, the remaining part of this Agreement shall not be affected in terms of validity, legitimacy and enforceability.

3.    This Agreement shall prevail, if it varies from or is different with any prior agreement between Party A and Party B. If Party A still has an Alipay account, Party A agrees that such Alipay account may be cancelled by Party B in accordance with laws and regulations as well as regulatory requirements; and the balance of such Alipay account shall be transferred to the bank account in the name of Party A or disposed of as otherwise agreed by the parties.

4.    Neither this Agreement nor any right or obligation hereunder may be transferred by a party, without the other party’s prior written consent.

5.    This Agreement is executed in quadruplicate, with each party holding two copies.

(The remainder of this page is intentionally left blank.)

Party A: Ganzhou Happy Life Network Microcredit Co., Ltd.

(Seal)

/s/ Luo Min

Date:

Party B: Alipay (China) Internet Technology Co., Ltd.

(Seal)

Date: March 17, 2017

Exhibit 1    Information of Party A’s Designated Bank Account for Payment

Opening Bank of Party A’s Designated Payment Bank Account: [REDACTED]1

Account Number: [REDACTED]2

Account Name: [REDACTED]3

[1]	Confidential treatment requested
[2]	Confidential treatment requested
[3]	Confidential treatment requested

Exhibit 2    Information of Party A’s Designated Receiving Bank Account

Opening Bank of Party A’s Designated Receiving Bank Account: [REDACTED]4

Account Number: [REDACTED]5

Account Name: [REDACTED]6

[4]	Confidential treatment requested
[5]	Confidential treatment requested
[6]	Confidential treatment requested

Exhibit 3    Power of Attorney in connection with Entrusted Collection and Payment Instruction

Attn: Alipay (China) Internet Technology Co., Ltd.

Given that our company has entered into the Collection and Payment Agency Service Agreement with you to perform the collection and payment services for you, our company hereby irrevocably authorizes Chongqing Alibaba Small Loans Co., Ltd. and Zhejiang E-Commerce Bank Co. Ltd. (hereinafter referred to as “E-Commerce Bank”) to issue to you payment instructions on behalf of our company, to the extent of the scope of business agreed upon in the Online Personal Loan Cooperation Agreement separately entered into between our company and Chongqing Alibaba Small Loans Co., Ltd. .. Our company hereby confirms that any and all payment instructions issued by Chongqing Alibaba Small Loans Co., Ltd. and Zhejiang E-Commerce Bank Co. Ltd. shall be deemed the true declaration of intention of our company and irrevocable and that the consequence of your implementation of any such payment instruction shall be borne by our company. Our company shall be liable for compensation in full amount of any direct economic loss incurred by you or any client in connection with issuance of any instruction by Chongqing Alibaba Small Loans Co., Ltd. and Zhejiang E-Commerce Bank Co. Ltd. by mistake or in error.

This Power of Attorney shall terminate along with the termination of the Jiebei Platform Online Personal Loan Program, provided, however, that you may still implement any payment instruction issued by Chongqing Alibaba Small Loans Co., Ltd. and Zhejiang E-Commerce Bank Co. Ltd. on behalf of our company prior to the termination of the Collection and Payment Agency Service Agreement.

The Principal: /s/ Luo Min

Date:

(Seal of Ganzhou Happy Life Network Microcredit Co., Ltd.)

Exhibit 4    Letter of Confirmation on Activating Bank Account Deduction Service

Attn: Zhejiang E-Commerce Bank Co. Ltd.

Given the need for payment and settlement, our company hereby applies to you for activating the deduction service for the following account, and our company agrees that you have the right to deduct relevant amount from the following account pursuant to the instruction of Alipay (China) Internet Technology Co., Ltd. :

Account Number: [REDACTED]7

Account Name: [REDACTED]8

Opening Bank: [REDACTED]9

The foregoing is hereby confirmed.

Name (Common Seal):

/s/ Luo Min

(Seal of Ganzhou Happy Life Network Microcredit Co., Ltd.)

Date:

[7]	Confidential treatment requested
[8]	Confidential treatment requested
[9]	Confidential treatment requested